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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Time Warner Inc. (the 'Issuer') related to the registration of Debt Securities of the Issuer unconditionally guaranteed by Time Warner Companies, Inc. and Turner Broadcasting System, Inc. of our report dated February 5, 1996, which appears on page 53 of Turner Broadcasting System, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference in the Current Report on Form 8-K of Time Warner Inc. dated November 13, 1997, which is incorporated by reference in the Prospectus. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 43 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

PRICE WATERHOUSE LLP

Atlanta, Georgia
January 9, 1998



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